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    Carolina Power & Light Company
    BALANCE SHEETS                                                       March 31              December 31
    (In thousands)                                                 1994            1993            1993
                                                                   ----            ----            ----

                             ASSETS
    Electric Utility Plant
      Electric utility plant in service......................$   8,881,884    $  8,675,584    $  8,789,518
      Accumulated depreciation...............................   (2,974,558)     (2,704,077)     (2,897,832)
                                                               ------------    ------------    ------------
             Electric utility plant in service, net..........    5,907,326       5,971,507       5,891,686
      Held for future use....................................       13,195          13,284          13,300
      Construction work in progress..........................      260,887         206,766         309,713
      Nuclear fuel, net of amortization......................      211,702         217,114         217,488
                                                               ------------    ------------    ------------
             Total Electric Utility Plant, Net...............    6,393,110       6,408,671       6,432,187
                                                               ------------    ------------    ------------

    Current Assets
      Cash and cash equivalents..............................       33,444         169,602          23,607
      Accounts receivable....................................      292,473         310,702         321,309
      Fuel...................................................       69,595          94,902          62,029
      Materials and supplies.................................      119,238         110,667         111,052
      Deferred fuel cost.....................................       12,078          38,448           9,827
      Prepayments............................................       46,308          47,762          46,869
      Other current assets...................................       16,437          19,283          18,591
                                                               ------------    ------------    ------------
             Total Current Assets............................      589,573         791,366         593,284
                                                               ------------    ------------    ------------

    Deferred Debits and Other Assets
      Income taxes recoverable
       through future rates..................................      382,224         378,185         385,515
      Abandonment costs......................................      106,450         194,338         125,361
      Harris Plant deferred costs............................      140,484         140,081         144,399
      Unamortized debt expense...............................       63,260          49,281          63,898
      Miscellaneous other property and investments...........      276,424         151,488         264,165
      Other assets and deferred debits.......................      188,821         157,194         185,209
                                                               ------------    ------------    ------------
             Total Deferred Debits and Other Assets..........    1,157,663       1,070,567       1,168,547
                                                               ------------    ------------    ------------
                Total Assets.................................$   8,140,346    $  8,270,604    $  8,194,018
                                                               ============    ============    ============
                 CAPITALIZATION AND LIABILITIES

    Capitalization
      Common stock equity....................................$   2,664,101    $  2,570,533    $  2,632,116
      Preferred stock - redemption not required..............      143,801         143,801         143,801
      Long-term debt, net....................................    2,514,047       2,716,709       2,584,903
                                                               ------------    ------------    ------------
             Total Capitalization............................    5,321,949       5,431,043       5,360,820
                                                               ------------    ------------    ------------
    Current Liabilities
      Current portion of long-term debt......................      287,630         396,800         162,630
      Notes payable (principally commercial paper)...........        6,700               -          76,000
      Accounts payable.......................................      166,025         159,266         293,093
      Taxes accrued..........................................       95,132          67,171          20,913
      Interest accrued.......................................       51,206          62,991          54,770
      Dividends declared (Note 2)............................       70,022          70,706          74,111
      Other current liabilities..............................       69,369          75,383          67,510
                                                               ------------    ------------    ------------
             Total Current Liabilities.......................      746,084         832,317         749,027
                                                               ------------    ------------    ------------
    Deferred Credits and Other Liabilities
      Accumulated deferred income taxes......................    1,574,761       1,511,270       1,585,490
      Accumulated deferred investment tax credits............      260,704         273,501         263,588
      Other liabilities and deferred credits.................      236,848         222,473         235,093
                                                               ------------    ------------    ------------
             Total Deferred Credits and Other Liabilities....    2,072,313       2,007,244       2,084,171
                                                               ------------    ------------    ------------
    Commitments and Contingencies (Note 3)

                Total Capitalization and Liabilities.........$   8,140,346    $  8,270,604    $  8,194,018
                                                               ============    ============    ============

    SCHEDULES OF COMMON STOCK EQUITY
    (In thousands)
      Common stock...........................................$   1,624,114    $  1,622,277    $  1,622,277
      Unearned ESOP common stock.............................     (214,908)       (232,498)       (220,725)
      Capital stock issuance expense.........................         (790)           (334)           (790)
      Retained earnings......................................    1,255,685       1,181,088       1,231,354
                                                               ------------    ------------    ------------
             Total Common Stock Equity.......................$   2,664,101    $  2,570,533    $  2,632,116
                                                               ============    ============    ============

    ---------------------
    See Supplemental Data and Notes to Financial Statements.
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